                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Numbers 333-132016, 333-105336, 333-99481, 333-99353, 333-86164 and 333-77573 on Form
S-8, Number 333-87999 on Form S-3 and Post Effective Amendment No. 1 to Registration Statement Number 333-88632 on Form S-3 to Form S-4 of TD AMERITRADE Holding Corporation of our reports dated November 23, 2007, relating to the consolidated financial statements of TD AMERITRADE Holding Corporation and the effectiveness of internal control over financial reporting of TD AMERITRADE Holding Corporation appearing in this Annual Report on Form 10-K of TD AMERITRADE Holding Corporation for the year ended September 30, 2007.

                                                     /s/ ERNST & YOUNG LLP

Chicago, Illinois
November 23, 2007